Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-109375) of Wabash National Corporation

(2)	Registration Statement (Form S-8 No. 333-54714) pertaining to the 2000 Stock Option and Incentive Plan of Wabash National Corporation

(3)	Registration Statement (Form S-8 No. 333-29309) pertaining to the 1992 Stock Option Plan and Stock Bonus Plan of Wabash National Corporation

(4)	Registration Statement (Form S-8 No. 33-49256) pertaining to the 1992 Stock Option Plan of Wabash National Corporation

(5)	Registration Statement (Form S-8 No. 33-65698) pertaining to the 1993 Employee Stock Purchase Plan of Wabash National Corporation

(6)	Registration Statement (Form S-8 No. 33-90826) pertaining to the Directors and Executives Deferred Compensation Plan of Wabash National Corporation

(7)	Registration Statement (Form S-8 No. 333-115682) pertaining to the 2004 Stock Incentive Plan of Wabash National Corporation

(8)	Registration Statement (Forms S-8 No. 333-113157) pertaining to the Non-Qualified Stock Option Agreements for William P. Greubel, Richard J. Giromini and Timothy J. Monahan of Wabash National Corporation
of our reports dated April 9, 2009, with respect to the consolidated financial statements of Wabash National Corporation and internal control over financial reporting of Wabash National Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Indianapolis, Indiana
April 9, 2009

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